Filed Pursuant to Rule 433
Registration No. 333-124935-03

JT LDS: JPM/ABN        Co-mgrs: BNP, Citi, Wach      ** PRICES & COUPONS **

CLS   $AMT  Rtgs(M/S)  WAL   E.F.  Bmrk        Yield   Coupon   $ Price
A-1  450mm   Aaa/AAA   1.00  06/08  EDSF -  1   5.422    5.36    99.99856
A-2  302mm   Aaa/AAA   2.90  02/10  ISWP +  0   5.416    5.35    99.98453
B    48mm    NR/A     3.71  02/10  ISWP + 22   5.653    5.58    99.97503

- Settles FLAT on 5/31/06
- 1.80% ABS, sequential pay
- All notes are ERISA eligible

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing Lizmary Rodriguez at lizmary.rodriguez@jpmorgan.com. Any disclaimer below is not applicable and should be disregarded.